Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2010

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 19, 2010 (the “Closing Date”), Cadiz Inc. (the "Company") closed its previously announced $10 million working capital facility with LC Capital Master Fund, Ltd. and other participating lenders (“the Lenders”).

Under the terms of the new $10 million facility, the Company drew the first $5 million on the Closing Date (“First Tranche”).  At the Company’s option, it may draw up to an additional $5 million over the 12 months following the Closing Date (“Second Tranche”).  All interest on outstanding balances will accrue at 6%, with no principal or interest payments required before the new facility’s June 29, 2013 maturity date, consistent with the Company’s existing term debt facility.  The First Tranche (including accrued interest) is convertible at any time into the Company’s common stock at a price of $13.50 per share and the Second Tranche (including accrued interest), if drawn, would be convertible into the Company’s common stock at $12.50 per share.

Also on the Closing Date, the Company’s existing debt facility with the Lenders, which as of September 30, 2010 had $45.65 million outstanding, has been modified as to certain of its conversion features.  Approximately $20 million of the existing convertible debt has been changed to allow for up to $2.5 million of this amount to be converted at any time into the Company’s common stock at the price of $13.50 per share, with the remaining amount becoming non-convertible.  If the Second Tranche is drawn, another $20 million of the existing debt would be changed to allow for up to $5 million of this amount to be converted at any time into the Company’s common stock at $12.50 per share, with the remaining amount becoming non-convertible.   The final $4.55 million of the existing debt continues to be convertible at $7 per share.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sale of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the new $10 million convertible working capital facility was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act as the transaction did not involve public offerings, the number of investors was limited, the investors were provided with information about us, and the Company placed restrictions on the resale of the securities.

Item 9.01     Financial Statements and Exhibits

Exhibits

     10.1  Amendment No. 3 to Credit Agreement and Amendment No. 2 to Registration Rights Agreement among Cadiz Inc. and Cadiz Real Estate LLC, as Borrowers, the Several Lenders from time to time parties thereto, and LC Capital Master Fund Ltd., as Administrative Agent, dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated: October 20, 2010